SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 5, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-11255	AMERCO (A Nevada Corporation) 1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239 Telephone (775) 688-6300	88-0106815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2007, the Board of Directors (the “Board”) of AMERCO (the “Company”) approved amendments to the Company’s Restated Bylaws that permit the issuance and transfer of both certificated and uncertificated shares of its stock.  The amendments became effective immediately.

The Board approved the amendments in response to NASDAQ Marketplace Rule 4350(l), which requires that all companies listed on NASDAQ (including the Company) be eligible by January 1, 2008 to participate in a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.  A Direct Registration Program permits investors to have securities registered in their name without having a physical stock certificate issued.  Although the Company’s Bylaws previously did not prohibit the issuance of uncertificated shares of the Company’s stock, the Board decided to approve the amendments described herein to expressly permit the issuance of such shares.

A copy of the Company’s Bylaws, as amended, is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Restated Bylaws of AMERCO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERCO

Date: December 5, 2007	By:	/s/ JASON A. BERG
Jason A. Berg
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Bylaws of AMERCO